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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) February 27, 2002
                                                      -------------------



                              MYKROLIS CORPORATION
             (Exact name of registrant as Specified in its Charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

       001-16611                                        04-3536767
(Commission File Number)                    (I.R.S. Employer Identification No.)



    One Patriots Park, Bedford, MA                         01730
(Address of principal executive offices)                 (Zip Code)



                                 (877) 695-7654
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

On February 27, 2002, Millipore Corporation (NYSE: MIL), the largest stockholder of Mykrolis Corporation (NYSE: MYK), announced that it had completed the separation of Mykrolis through the distribution to its shareholders of all of the remaining shares of Mykrolis common stock owned by Millipore. As a result of this distribution, Mykrolis Corporation announced that it is a fully independent company.

On January 28, 2002 the Board of Directors of Millipore Corporation declared a stock dividend of all of the shares of Mykrolis Corporation owned by Millipore. The dividend will be distributed on February 27, 2002, to Millipore stockholders of record as of 5:00 p.m. Eastern time on February 13, 2002. As of that date Millipore owned 32,500,000 shares of Mykrolis common stock, which represented approximately 82.3 percent of the total outstanding common stock of Mykrolis. The other 17.7 percent of the outstanding common stock of Mykrolis was sold by Mykrolis in an initial public offering on August 9, 2001.

Millipore announced that its stockholders were issued .6768132 shares of Mykrolis common stock for each share of Millipore common stock held on February 13, 2002. Millipore stated that cash will be issued in lieu of fractional shares.

Millipore also announced that on or about February 14, 2002, it mailed an information statement to Millipore stockholders of record as of 5:00 p.m. Eastern time on February 13, 2002. The information statement included information on the distribution ratio, Mykrolis Corporation, and how to calculate the per share cost basis of Mykrolis common stock received as a dividend.

                      FORWARD LOOKING STATEMENT DISCLAIMER

The matters discussed herein, as well as in future oral and written statements by management of Mykrolis Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. When used herein or in such statements, the words "anticipate", "believe", "estimate", "expect", "may", "will", "should" or the negative thereof and similar expressions as they relate to Mykrolis or its management are intended to identify such forward-looking statements. Potential risks and uncertainties that could affect Mykrolis' future operating results include: further deterioration in our revenues due to a prolonged downturn in the semiconductor industry; the loss of or reduction in orders from our key customers, who are likewise adversely impacted by the downturn in the semiconductor industry and which account for a large percentage of our sales; delays or disruptions in the transfer of the production of our products to different manufacturing facilities pursuant to the separation from Millipore Corporation; increased competition in our industry resulting in downward pressure on prices and reduced margins; increased costs associated with building out our business infrastructure in connection with our separation from Millipore Corporation; and those risks described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2001 and in our other SEC filings.

                                     Page 2

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Item 7.  Financial Statements and Exhibits.

     The exhibits which are filed with this report are set forth in the Exhibit Index which appears below on this page 3 of this report.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MYKROLIS CORPORATION

Dated: February 28, 2002                     By /s/ Peter W. Walcott
                                                ----------------------------
                                                Peter W. Walcott,
                                                Vice President & General Counsel


                                  EXHIBIT INDEX

Exhibit
-------
 99.1                     Press Release. Dated February 27, 2002.

 99.2 Letter, dated February 27, 2002, sent to registered stockholders of Millipore Corporation.





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